UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STEALTH RESOURCES INC.

---------------------------

(Exact name of registrant as specified in its charter)

NEVADA	1000	77-0721432
State or jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number

Stealth Resources Inc.

#2-1839 West 5th Ave.

Vancouver, B.C. V6J 1P5

Telephone:  604-730-2782

Facsimile: 604-730-2733

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(Address and telephone number of principal executive offices)

Val-U-Corp Services, Inc.

1802 North Carson Street, Suite 212

Carson City, NV 89701

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(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.      | X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |   |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |   |

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   |   |

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer

|   |

Accelerated filer

|    |

Non-accelerated filer

|   |

Smaller reporting company

| X |

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	2,125,000 shares	$0.02	$42,500	$4.55

(1)

Based on the last sales price on March 19, 2007.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated June 13, 2008

PROSPECTUS

STEALTH RESOURCES INC.

2,125,000 SHARES

COMMON STOCK

----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

----------------

The purchase of the securities offered through this prospectus involves a high degree of risk.  See Section Entitled “Risk Factors” on pages 6-8

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We cannot ensure that our shares will be quoted on the OTC Bulletin Board.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date Of This Prospectus Is: June 13, 2008

Table Of Contents

Page
Summary	5
Risk Factors	6
1) If we do not obtain additional financing, our business will fail	6
2) Because we have not commenced business operations, we face a high risk of business failure	6
3) Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail	7
4) Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can generate profit in the future.	7
5) Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages, which could hurt our financial position and possibly result in the failure of our business.	7
6) Even if we discover commercial reserves of precious metals on the Monkey claim, we may not be able to successfully obtain commercial production	7
7) Because our sole director and officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	7
8) Because our director and officer has no technical experience in mineral exploration, our business has a high risk of failure	7
9) If a market for our common stock does not develop, shareholders may be unable to sell their shares and will incur losses as a result	7
10) A purchaser is purchasing penny stock which limits the ability to sell stock	8
Use of Proceeds	8
Determination of Offering Price	8
Dilution	8
Selling Securityholders	8
Plan of Distribution	10
Description of Securities	12
Interest of Named Experts and Counsel	12
Description of Business	13
Description of Property	16
Legal Proceedings	16
Market for Common Equity and Related Stockholder Matters	16
Financial Statements	17
Plan of Operations	40
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	40
Directors, Executive Officers, Promoters and Control Persons	40
Executive Compensation	41
Security Ownership of Certain Beneficial Owners and Management	42
Certain Relationships and Related Transactions	42
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	42

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole exploration target, the Monkey claim, which is located in the Alberni Mining Division of British Columbia, Canada. We acquired the property from 1330275 Ontario Ltd. for CDN$6,000.

Our objective is to conduct mineral exploration activities on the Monkey claim in order to assess whether it possesses economic reserves of copper, zinc and silver.  We have not yet identified any economic mineralization on the Monkey claim.  Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on January 10, 2007, under the laws of the state of Nevada.  Our principal offices are located at #2-1839 West 5th Ave., Vancouver, British Columbia Canada V6J 1P5.  Our telephone number is (604) 730-2782.

The Offering:

Securities Being Offered	Up to 2,125,000 shares of common stock.

Offering Price

The selling shareholders will sell their shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We cannot ensure that our shares will be quoted on the OTC Bulletin Board.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude when all of the 2,125,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	6,625,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

	May 31, 2007 (audited)	February 29, 2008 (unaudited)
Cash	$22,329	$10,665
Total Assets	$27,458	$21,891
Liabilities	$ 3,000	$ 3,000
Total Stockholders’ Equity	$24,458	$18,891

Statement of Operations

From Incorporation on

January 10, 2007 to February 29, 2008

(unaudited)

Revenue	$0
Net Loss and Deficit	($9,109)

Risk Factors

An investment in our common stock involves a high degree of risk. The following is a discussion of all of the material risks relating to the offering and our business.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete all intended exploration of the Monkey claim, and therefore we will need to obtain additional financing in order to complete our business plan.  We currently do not have any operations and we have no income.  As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Monkey claim.  While we have sufficient funds to conduct initial exploration on the claim, we will need additional funds to complete any additional recommended exploration.  Even after completing initial exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and may not be able to find such financing if required.

Because we have not commenced business operations, we face a high risk of business failure.

We have not yet commenced exploration on the Monkey claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on January 10, 2007 and to date have been involved primarily in organizational activities and the acquisition of an interest in the Monkey claim.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the Monkey claim and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mining properties, there is a substantial risk that our business will fail.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves of gold is extremely remote.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  In all probability, the Monkey claim does not contain any reserves and funds that we spend on exploration will be lost.  As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can generate profit in the future.

The report of our independent accountant to our audited financial statements for the period ended May 31, 2007 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages, which could hurt our financial position and possibly result in the failure of our business.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

Even if we discover commercial reserves of precious metals on the Monkey claim, we may not be able to successfully commence commercial production.

The Monkey claim does not contain any known bodies of mineralization. If our exploration programs are successful in establishing quartz diorite and gold of commercial tonnage and grade, we will require additional funds in order to place the Monkey claim into commercial production.  We may not be able to obtain such financing.

Because our sole director and officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our president, Mr. Tyrone McClay, intends to devote approximately 35% of his business time providing his services to us.  While he presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. McClay from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

Because our director has no technical experience in mineral exploration, our business has a higher risk of failure.

Our sole director and officer does not have any technical training in the field of geology.  As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants.  As well, with no direct training or experience, Mr. McClay may not be fully aware of the specific requirements related to working in this industry.  His decisions and choices may not be well thought out and our operations and ultimate financial success may suffer irreparable harm as a result.

If a market for our common stock does not develop, shareholders may be unable to sell their shares and will incur losses as a result.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part.  Our shares may never trade on the OTC Bulletin Board.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A purchaser is purchasing penny stock which limits his or her ability to sell the stock.

The shares offered by this prospectus constitute penny stock under the Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We cannot ensure that our shares will be quoted on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The selling shareholders named in this prospectus are offering all of the 2,125,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.

1,250,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on February 21, 2007;

2.

875,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 19, 2007;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.

the number of shares owned by each prior to this offering;

2.

the total number of shares that are to be offered for each;

3.

the total number of shares that will be owned by each upon completion of the offering; and

4.

the percentage owned by each upon completion of the offering.

Name of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Krikor Yaghdjian 44 North Delta Ave. Burnaby,BC V5B 1E6	250,000	250,000	Nil	Nil
Glenn Eyre # 2-20751 87th Ave. Langley,BC V1M 2X3	250,000	250,000	Nil	Nil
J.M. Bruce 1459 Hockaday St. Coquitlam,BC	250,000	250,000	Nil	Nil
Martha Gautreau 304-5616 Yew st. Vancouver,BC V6M 3Y3	250,000	250,000	Nil	Nil
Simon Yaghdjian #1908-3258 Vanness Ave. Vancouver, BC V5R 6G3	250,000	250,000	Nil	Nil
Rosa Loconte 6855 Balmoral St. Burnaby,BC V5E 1J2	50,000	50,000	Nil	Nil
Maria Verdicchio 2122 Alberta St. Vancouver,BC V5Y 3K3	50,000	50,000	Nil	Nil
Lynda Vallon 2303-2020 Bellevue Avenue West Vancouver V7V 1B8	50,000	50,000	Nil	Nil
Cheng Wing Kit 2516 E. Georgia St. Vancouver,BC V5K 2J7	50,000	50,000	Nil	Nil
Kenneth Wong #201-1503 W. 66th Ave. Vancouver,BC	50,000	50,000	Nil	Nil
Shea Esselmont #805-1275 Pacific St. Vancouver,BC	50,000	50,000	Nil	Nil
Yvette Mueller 101-8680 Laurel St. Vancouver,BC V6P 3V6	50,000	50,000	Nil	Nil
Barbra Mueller 107-628 W. 13th Ave. Vancouver,BC V5Z 1N9	50,000	50,000	Nil	Nil
Ryan Esselmont # 805-1275 Pacific St. Vancouver,BC V6E 1T6	50,000	50,000	Nil	Nil
Margaret Richardson 4428 W. 14th Ave. Vancouver,BC V6R 2Y3	50,000	50,000	Nil	Nil
Leo Sweeney 3650 Dease Lane Vancouver,BC	25,000	25,000	Nil	Nil

Shane Reynolds 8227 10th Ave. Burnaby,BC V3N 2S6	25,000	25,000	Nil	Nil
Lianne Given 3415 W.15th Ave Vancouver,BC V6R 2Z2	25,000	25,000	Nil	Nil
Nat Green #102-803 Queens Ave New Westminister,BC V3M 1L8	25,000	25,000	Nil	Nil
Joy Paterson 236 E. 39 Ave. Vancouver,BC V5W 1K2	25,000	25,000	Nil	Nil
Pheona Lui 5269 Cambie St. Vancouver,BC V5Z 2Z6	25,000	25,000	Nil	Nil
Diana Abrams 4342 Bill Reid Tera Abbotsford,BC V3G 2Y7	25,000	25,000	Nil	Nil
Julie Simmons 2001-1128 Alberni St. Vancouver,BC	25,000	25,000	Nil	Nil
Todd Esselmont 327 Beachview Dr. North Vancouver,BC V7G 1P5	25,000	25,000	Nil	Nil
Damon Green 40 Deerwood Place Port Moody,BC V3H 4X7	25,000	25,000	Nil	Nil
Mark Kruger 11351 NO 1 Rd Richmond,BC V7E 1S7	25,000	25,000	Nil	Nil
Randy Larsen 10860 Swinton Cres Richmond,BC V7A 3x3	25,000	25,000	Nil	Nil
Helen Zhao 1703-1000 Beach Ave. Vancouver,BC	25,000	25,000	Nil	Nil
Karin Tham #60, 7733 Heather St. Richmond,BC	25,000	25,000	Nil	Nil
Simon Bird 4211 Rockridge Cres. West Vancouver,BC V7W 1A9	25,000	25,000	Nil	Nil

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 2,125,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)

has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)

has ever been one of our officers or directors; or

(3)

is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  Such sales may occur in private transactions arranged by each selling shareholder in accordance with resale exemptions in applicable jurisdictions or through the facilities of the OTC Bulletin Board, if we successfully obtain a quotation for our stock, of which there is no guarantee.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board.

We determined this offering price based upon the price of the last sale of our common stock to investors. This offering price has no relationship to book value.  The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

1.

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

2.

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

3.

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  prices for penny stocks and the significance of the spread between the bid and ask price;

4.

contains a toll-free telephone number for inquiries on disciplinary actions;

5.

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

6.

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

1.

with bid and offer quotations for the penny stock;

2.

details of the compensation of the broker-dealer and its salesperson in the transaction;

3.

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

4.

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of June 13, 2008, there were 6,625,000 shares of our common stock issued and outstanding that are held by 31 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Two shareholders that are present at a meeting, or persons representing by written proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.  Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by De Joya Griffith & Company LLC, Certified Public Accountants & Consultants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover.  We own a 100% interest in one mineral claim known as the Monkey claim, which is located approximately 40 kilometers west of Campbell River, British Columbia, Canada.  We purchased this claim from 1330275 Ontario Ltd.

There is no assurance that a commercially viable mineral deposit exists on the Monkey claim.  We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases.  Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration.  We have not yet commenced the initial phase of exploration on the Monkey claim.  Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program.  Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Monkey claim in order to ascertain whether it possesses economic quantities of gold.  There can be no assurance that an economic mineral deposit exists on the Monkey claim until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Monkey claim and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Monkey claim Purchase

On February 26, 2007, we entered into a Mineral Property Staking and Purchase Agreement with 1330275 Ontario Ltd. whereby we purchased a 100% interest in the Monkey claim for CDN$6,000.

Description, Location and Access

The Monkey claim is located approximately 40 kilometers west of Campbell River, in the Nanaimo Mining Division of British Columbia.  The claim is accessed by way of highway 28 from Campbell River and then by well-maintained gravel logging roads. The property is accessible by two-wheel drive automobile in dry weather conditions.  Otherwise, a four-wheel drive vehicle is recommended.

Title to the Monkey claim

The Monkey claim consists of one mineral claim comprising 124.6 hectares.  A “mineral claim” refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals.

Claims details are as follows:

Claim Name	Record Number	Expiry Date
Monkey Claim	559418	May 29, 2009

Geological Setting and Mineralization

In this section, the following geological terms have the indicated meaning:

Basaltic: relating to basalt, a fine grained gray to black volcanic rock

Chalcopyrite: a copper-iron sulphide mineral; the major ore mineral of copper

Diorite: a medium-gray volcanic rock, often with a “salt and pepper” appearance

Felsic: relating to volcanic rock that has abundant light-colored minerals and is rich in silica

Gabbro: a dark, coarse grained volcanic rock that contains iron and magnesium

Pyrite: an iron sulphide mineral, also known as fool’s gold

Shear: the deformation of rocks by lateral movement along innumerable parallel planes, generally resulting from pressure

Sill:  a tabular volcanic rock that parallels the structure of adjacent rocks

Sphalerite: a zinc sulphide mineral; the primary ore of zinc

Tuff: a geological formation composed of compressed volcanic ash

The geology of the Monkey claim indicates the presence of a coarse grained, magnetic diorite/gabbro sill intruding basaltic flows.  Narrow (up to one meter wide) discontinuous inter-beds of finely banded felsic tuff are exposed throughout the area.

The main showing on the claim consists of a 50 meter long by 15 meter wide exposure on the south side of a logging road.  The mineralization consists of polymetallic pyrite, sphalerite and chalcopyrite in a one meter wide shear structure occurring within a six meter wide rusty orange zone.

Exploration History

The  Monkey  property  was  first  explored  in  1987  after  logging  road  construction  exposed  sulphide bearing  mineralization.  In April 1988, two one-day Traverses of the claim were conducted to outline the extent of the mineral showing on the property and to locate any additional exposures.  A total of ten rock samples were collected and analyzed.

In July 1989, a four day exploration program was undertaken consisting of laying out 1.7 line kilometers of grid, followed by geological mapping, VLF/EM (very low frequency/electromagnetic) and magnetometer surveys.  A VLF survey uses radio waves to determine whether rocks on a mineral property conduct electricity.  The metals that we seek are above average conductors of electricity and will affect VLF readings.  Electromagnetic and magnetometer surveys involve measuring the strength of the earth’s magnetic field.  Variations in the magnetic readings on a property may indicate the increased likelihood of minerals in the area.

Geological Report

We have obtained a geological report on the Monkey claim that was prepared by Shaun M Dykes. Shaun M Dykes obtained a degree of Bachelor of Science (engineering) in Geology from Queens University in 1976. The geological report summarizes details concerning the Monkey claim and makes a recommendation for further exploration work.

Based on his review of geological information relating to the Monkey claim, Mr. Dykes recommends an initial exploration program on the property consisting of soil geochemical sampling and geologic mapping.

Geochemical sampling consists of a consulting geologist and his assistant gathering chip samples and grab samples from property areas with the most potential to host economically significant mineralization based on past exploration results.  Grab samples are soil samples or pieces of rock that appear to contain minerals.  All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work.

Mr. Dykes has provided us with the following estimate of the costs of the initial exploration program:

Geologist (14 days @ $600/day)	$8,400
Sampler (14 days @ $300/day)	$4,200
Accommodation and travel	$4,200
Sample Analysis (120 soil samples, 30 rock samples)	$9,000
Truck rental and fuel	$1,750
Geology report	$800
Contingencies (20%)	$5,670

TOTAL:	$34,020

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-

Water discharge will have to meet water standards;

-

Dust generation will have to be minimal or otherwise re-mediated;

-

Dumping of material on the surface will have to be re-contoured and re-vegetated;

-

An assessment of all material to be left on the surface will need to be environmentally benign;

-

Ground water will have to be monitored for any potential contaminants;

-

The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

-

There will have to be an impact report of the work on the local fauna and flora.

Because there will not be any appreciable disturbance to the land during the phase one and two exploration programs on the Monkey claim, we will not have to seek any government approvals prior to conducting exploration.

Employees

We have no employees as of the date of this prospectus other than our directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form S-1 is declared effective.

We have filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  This site contains information statements and other information regarding issuers that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Description of Property

We have the right to explore for and extract minerals from the Monkey claim.  We do not own any real property interest in the Monkey claim or any other property.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 North Carson Street, Suite 212, Carson City, Nevada, 89701.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have thirty-one registered shareholders.

Rule 144 Shares

A total of 4,500,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months, provided that the company has been subject to the reporting requirements of the Securities Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.

1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 47,000 shares as of the date of this prospectus; or

2.

the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on  Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

As of the date of this prospectus, persons who are our affiliates hold all of the 4,500,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

1.

Report of Independent Registered Public Accounting Firm;

2.

Audited financial statements for the period ending May 31, 2007 and unaudited interim financial statements for the nine month ending February 29, 2008 including:

a.

Balance Sheet;

b.

Statement of Operation;

c.

Statement of Stockholders’ Equity;

d.

Statement of Cash Flows; and

e.

Notes to Financial Statements

Stealth Resources Inc.

(An Exploration Stage Company)

Financial Statements

(Expressed in U.S. Dollars)

May 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Stealth Resources Inc.

Vancouver, British Columbia

We have audited the accompanying balance sheet of Stealth Resources Inc. (An Exploration Stage Company) as of May 31, 2007 and the related statements of operations, stockholders’ equity and cash flows from inception (January 10, 2007) through May 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stealth Resources Inc. (An Exploration Stage Company) as of May 31, 2007 and the results of its operations and cash flows from inception (January 10, 2007) through May 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the accompanying consolidated financial statements, the Company has incurred cumulative operating losses through May 31, 2007 of $3,542 which raiser substantial doubt about it ability to continue as a going concern.  Management’s plan in regard to these matters is also discuss in Note 1.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC

Henderson, Nevada

January 21, 2008, except for Note 6 which is June 9, 2008

Stealth Resources Inc.

(An Exploration Stage Company)

Balance Sheet

(Expressed in U.S. Dollars)

As of
May 31,
2007
(Audited)
ASSETS

Current
Cash and cash equivalents	$22,329

Total current assets	22,329

Other assets
Mineral claims (Note 4)	5,129

Total assets	$27,458

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities
Accrued liabilities (Note 5)	$3,000

Total current liabilities	3,000

Total liabilities	3,000

Stockholders’ equity
Common stock (Note 6) $0.001 par value; authorized 75,000,000
shares; issued and outstanding: 6,625,000	6,625
Additional paid-in capital	21,375
Deficit accumulated during the exploration stage	(3,542)

Total stockholders’ equity	24,458

Total liabilities and stockholders’ equity	$27,458

The accompanying notes are an integral part of the financial statements

Stealth Resources Inc.

(An Exploration Stage Company)

Statement of Operations

(Expressed in U.S. Dollars)

From
Inception
(January 10,
2007)
through May
31, 2007
(Audited)

Revenue	$--

Expenses

Legal and accounting	3,000
General and administrative	542

Net loss	$(3,542)

Basic loss per common share	$--

The accompanying notes are an integral part of the financial statements

Stealth Resources Inc.

(An Exploration Stage Company)

Statement of Stockholders’ Equity

(Expressed in U.S. Dollars)

(Audited)

				Deficit
				accumulated
			Additional	during the	Total
	Number of	Common	paid in	exploration	stockholders’
	shares issued	Stock	capital	stage	equity

Balance at January 10, 2007	--	$--	$--	$--	$--

Common stock payable ($.001 per
share)	4,500,000	4,500	-	--	4,500

Common stock payable ($.004 per
share)	1,250,000	1,250	3,750	--	5,000

Common stock payable ($.02 per
share)	875,000	875	16,625	--	17,500

Contributed capital	--	--	1,000	--	1,000

Net loss	--	--	--	(3,542)	(3,542)

Balance at May 31, 2007	6,625,000	$6,625	$21,375	$(3,542)	$24,458

The accompanying notes are an integral part of the financial statements

Stealth Resources Inc.

(An Exploration Stage Company)

Statement of Cash Flows

(Expressed in U.S. Dollars)

From
Inception
(January 10,
2007) through
May 31, 2007
(Audited)

Cash flows from operating activities:
Net loss	$(3,542)

Changes in operating assets and liabilities:
Increase in accrued liabilities	3,000

Net cash used in operating activities	(542)

Cash flows from investing activities:
Purchase of mineral claims	5,129

Net cash used in investing activities	5,129

Cash flows from financing activities:
Common stock payable	27,000
Contributed capital by related party	1,000

Net cash used in financing activities	28,000

Increase in cash and cash equivalents	22,329

Cash and cash equivalents, beginning of period	--

Cash and cash equivalents, end of period	$22,329

The accompanying notes are an integral part of the financial statements

Stealth Resources Inc.

(An Exploration Stage Company)

Notes to Financial Statements

(Expressed in U.S. Dollars)

Note 1:

Business and History

The Company was incorporated in the State of Nevada on January 10, 2007.  The Company is an Exploration Stage Company as defined by Guide 7 of the Securities Exchange Commission’s Industry Guide.  The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable.  The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

The Company is devoting all of its present efforts to securing and establishing a new business and its planned principle operations have not commenced.  Accordingly, no revenue has been derived during the organization period.

In response to these problems, management has planned the following actions:

•

The Company intends to apply for an S-1 Registration Statement.

•

Management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2:

Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these financial statements.

Basis of presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to exploration stage enterprises, and are expressed in U.S. dollars.  The Company’s fiscal year end is May 31.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Mineral property costs

The Company has been in the exploration stage since its formation on January 10, 2007 and has not yet realized any revenues from its planned operations.  It is primarily engaged in the acquisition and exploration of mining properties.  In accordance with SFAS 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies”, costs incurred to purchase or acquire a property (whether proved or unproved reserves) shall be capitalized when incurred. This includes acquisitions costs associated with mineral claims. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Stealth Resources Inc.

(An Exploration Stage Company)

Notes to Financial Statements

(Expressed in U.S. Dollars)

Note 2:

Significant Accounting Policies – (continued)

Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company’s title.  Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

Financial instruments

The carrying value of cash and accrued liabilities approximates their fair value because of the short maturity of these instruments.  The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates.  The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates.  Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Environmental expenditures

The operations of the Company have been, and may in the future, be affected from time to time, in varying degrees, by changes in environmental regulations, including those for future reclamation and site restoration costs.  Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable.  The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits.  Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

Income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Basic and diluted net loss per share

The Company computes net loss per share in accordance with SFAS No. 128, “Earnings per Share.”  SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement.  Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.  Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period.

Stealth Resources Inc.

(An Exploration Stage Company)

Notes to Financial Statements

(Expressed in U.S. Dollars)

Note 2:

Significant Accounting Policies – (continued)

In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Foreign currency translation

The Company’s functional and reporting currency is in U.S. dollars.  The financial statements of the Company are translated to U.S. dollars in accordance with SFAS No. 52, Foreign Currency Translation.  Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date.  Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.  The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Concentrations of credit risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds and as such, it believes that any associated credit risk exposures are limited.

Risks and uncertainties

The Company operates in the resource exploration industry that is subject to significant risks and uncertainties, including financial, operational, technological, and other risks associated with operating a resource exploration business, including the potential risk of business failure.

Note 3:

Recent accounting pronouncements

In July 2006, the FASB issued FIN 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the recognition threshold and measurement of a tax position taken on a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. FIN 48 also requires expanded disclosure with respect to the uncertainty in income taxes. We are currently evaluating the requirements of FIN 48 and the impact this interpretation may have on our financial statements.

Stealth Resources Inc.

(An Exploration Stage Company)

Notes to Financial Statements

(Expressed in U.S. Dollars)

Note 3:

Recent accounting pronouncements – (continued)

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 which applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. The statement is effective for annual periods beginning after December 15, 2008.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted.

Note 4:

Mineral Property

Pursuant to a mineral property purchase agreement dated February 26, 2007, the Company acquired a 100% undivided right, title and interest in a mineral claim, located in the Alberni Mining Division of British Columbia, Canada for a cash payment of $5,129 and delivery of a geological report.  The Company intends to maintain the claim in good standing and contract a independent geologist to provide a report should the seller fail to provide one.  Mineral property acquisition costs are capitalized when incurred.

Note 5:

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities are non-interest bearing, unsecured and have settlement dates within one year.

Note 6:

Common Stock

a.

Authorized - The total authorized capital is 75,000,000 common shares with a par value of $0.001.

b.

Issued and outstanding - The total issued and outstanding capital stock is Nil.

On February 8, 2007, 4,500,000 common shares of the Company were subscribed for cash proceeds of $4,500.

On February 21, 2007, 1,250,000 common shares of the Company were subscribed for cash proceeds of $5,000.

On March 19, 2007, 875,000 common shares of the Company were subscribed for cash proceeds of $17,500.

Stealth Resources Inc.

(An Exploration Stage Company)

Notes to Financial Statements

(Expressed in U.S. Dollars)

Note 6:

Common Stock – (continued)

As of March 19, 2007, the Company received $27,000 for 6,625,000 shares of common stock.

At May 31, 2007, there were no outstanding stock options or warrants.

Note 7:

Income Taxes

The Company has losses carried forward for income tax purposes to May 31, 2007.  There are no current or deferred tax expenses for the period ended May 31, 2007 due to the Company’s loss position.  The Company has fully reserved for any benefits of these losses.  The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate.  Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carryforward period.

Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

The provision for refundable federal income tax consists of the following:

For the period from the date of Inception (January 10, 2007) to May 31, 2007

Deferred tax asset attributable to:
Current operations	$(1,204)
Less: Change in valuation allowance	1,204

Net refundable amount	$--

Note 7:

Income Taxes – (continued)

The composition of the Company’s deferred tax assets as at May 31, 2007 is as follows:

Stealth Resources Inc.

(An Exploration Stage Company)

Notes to Financial Statements

(Expressed in U.S. Dollars)

For the period from the date of Inception (January 10, 2007) to May 31, 2007

Net operating loss carryforward	$(3,542)

Statutory federal income tax rate	34%
Effective income tax rate	0%

Deferred tax asset	$(1,204)
Less: Valuation allowance	1,204

Net deferred tax asset	$--

The potential income tax benefit of these losses has been offset by a full valuation allowance.

As at May 31, 2007, the Company has an unused net operating loss carry-forward balance of approximately $3,542 that is available to offset future taxable income.  This unused net operating loss carry-forward balance expires in 2027.

Stealth Resources Inc.

(An Exploration Stage Company)

Financial Statements

(Expressed in U.S. Dollars)

February 29, 2008

Stealth Resources Inc.

(An Exploration Stage Company)

Balance Sheet

(Expressed in U.S. Dollars)

As of
February 29,
2008
(Unaudited)
ASSETS

Current
Cash and cash equivalents	$10,665

Total current assets	10,665

Fixed assets
Mineral claims (Note 4)	11,226

Total assets	$21,891

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities
Accrued liabilities (Note 5)	$3,000

Total current liabilities	3,000

Total liabilities	3,000

Stockholders’ equity
Common stock (Note 6) $0.001 par value; authorized 75,000,000
shares; issued and outstanding: 6,625,000	6,625
Additional paid-in capital	21,375
Deficit accumulated during the exploration stage	(9,109)

Total stockholders’ equity	18,891

Total liabilities and stockholders’ equity	$21,891

The accompanying notes are an integral part of the financial statements

Stealth Resources Inc.

(An Exploration Stage Company)

Statements of Operations

(Expressed in U.S. Dollars)

			From		From	From
			Inception		Inception	Inception
		Three	(January	Nine	(January	(January
		months	10, 2007)	months	10, 2007)	10, 2007)
		ended	through	ended	through	through
		February	February	February	February	February
		29, 2008	28, 2007	29, 2008	28, 2007	29, 2008
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue		$--	$--	$--	$--	$--

Expenses

Legal and accounting		4,500	--	4,500	--	7,500
General and administrative		249	16	310	16	852
Total expenses		4,749	16	4,810	16	8,352

Operating loss		4,749	16	4,810	16	8,352

Other income (expense)

Foreign currency exchange
loss	-	--	--	(756)	--	(756)

Total other income
(expense)	-	--	--	(756)	--	(756)

Net loss		($4,749)	($16)	($5,566)	($16)	($9,109)

Basic loss per common
share		$--	$--	$--	$--	$--

Weighted average number
of common shares		--	--	--	--
outstanding						--

The accompanying notes are an integral part of the financial statements

Stealth Resources Inc.

(An Exploration Stage Company)

Statement of Stockholders’ Equity

(Expressed in U.S. Dollars)

From inception (January 10, 2007) through February 29, 2008

(Unaudited)

				Deficit
				accumulated
			Additional	during the	Total
	Number of	Common	paid in	exploration	stockholders’
	shares issued	Stock	capital	stage	equity
Balance at January 10, 2007	--	$--	$--	$--	$--
Common stock payable ($.001 per
share)	4,500,000	4,500	--	--	4,500
Common stock payable ($.004 per
share)	1,250,000	1,250	3,750	--	5,000
Common stock payable ($.02 per
share)	875,000	875	16,625	--	17,500
Contributed capital	--	--	1,000	--	1,000
Net loss	--	--	-	(3,542)	(3,542)
Balance at May 31, 2007	--	$--	$21,625	$(3,542)	$24,458
Net loss	--	--	-	(5,566)	(5,566)
Balance at February 29, 2008	--	$--	$21,625	$(9,109)	$18,891

The accompanying notes are an integral part of the financial statements

Stealth Resources Inc.

(An Exploration Stage Company)

Statements of Cash Flows

(Expressed in U.S. Dollars)

			From
		From	Inception
		Inception	(January 10,
	Nine months	(January 10,	2007)
	ended	2007) through	through
	February 29,	February 28,	February 29,
	2008	2007	2008
	(Unaudited)	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(5,566)	$(16)	$(9,109)

Changes in operating assets and liabilities:
Increase in accrued liabilities	-	-	3,000

Net cash used in operating activities	(5,566)	(16)	(6,109)

Cash flows from investing activities:
Purchase of mineral claims	(6,098)	(5,129)	(11,226)

Net cash used in investing activities	(6,098)	(5,129)	(11,226)

Cash flows from financing activities:
Common stock payable	-	9,500	27,000
Contributed capital by related party	-	500	1,000

Net cash used in financing activities	-	10,000	28,000

(Decrease) Increase in cash and cash equivalents	(11,664)	4,855	10,665

Cash and cash equivalents, beginning of period	22,329	-	--

Cash and cash equivalents, end of period	$10,665	$4,855	$10,665

The accompanying notes are an integral part of the financial statements

Stealth Resources Inc.

(An Exploration Stage Company)

Notes to Financial Statements

(Expressed in U.S. Dollars)

Note 1:

Business and History

The Company was incorporated in the State of Nevada on January 10, 2007.  The Company is an exploration Stage Company as defined by Guide 7 of the Securities Exchange Commission’s Industry Guide.  The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable.  The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

The Company is devoting all of its present efforts to securing and establishing a new business and its planned principle operations have not commenced.  Accordingly, no revenue has been derived during the organization period.

In response to these problems, management has planned the following actions:

•

The Company intends to apply for an S-1 Registration Statement.

•

Management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of and for the nine months ended February 29, 2008 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted for purposes of filing interim financial statements with the Securities and Exchange Commission. The condensed financial statements included in this report should be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the year ended May 31, 2007.  The results of operations for the nine months ended February 29, 2008 are not necessarily indicative of the operating results for the full year.

Note 2:

Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these financial statements.

Basis of presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to exploration stage enterprises, and are expressed in U.S. dollars.  The Company’s fiscal year end is May 31.

Stealth Resources Inc.

(An Exploration Stage Company)

Notes to Financial Statements

(Expressed in U.S. Dollars)

Note 2:

Significant Accounting Policies – (continued)

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Mineral property costs

The Company has been in the exploration stage since its formation on January 10, 2007 and has not yet realized any revenues from its planned operations.  It is primarily engaged in the acquisition and exploration of mining properties.  In accordance with EITF 04-2, “Whether Mineral Rights Are Tangible or Intangible Assets” and SFAS 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies”, costs incurred to purchase or acquire a property (whether proved or unproved reserves) shall be capitalized when incurred. This includes acquisitions costs associated with mineral claims. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company’s title.  Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

Financial instruments

The carrying value of cash and accrued liabilities approximates their fair value because of the short maturity of these instruments.  The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates.  The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates.  Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Environmental expenditures

The operations of the Company have been, and may in the future, be affected from time to time, in varying degrees, by changes in environmental regulations, including those for future reclamation and site restoration costs.  Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable.  The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits.

Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

Stealth Resources Inc.

(An Exploration Stage Company)

Notes to Financial Statements

(Expressed in U.S. Dollars)

Note 2:

Significant Accounting Policies – (continued)

Income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Basic and diluted net loss per share

The Company computes net loss per share in accordance with SFAS No. 128, “Earnings per Share.”  SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement.  Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.  Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period.

In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Foreign currency translation

The Company’s functional and reporting currency is in U.S. dollars.  The financial statements of the Company are translated to U.S. dollars in accordance with SFAS No. 52, Foreign Currency Translation.  Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the transaction date.  Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.  The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Stealth Resources Inc.

(An Exploration Stage Company)

Notes to Financial Statements

(Expressed in U.S. Dollars)

Note 2:

Significant Accounting Policies – (continued)

Concentrations of credit risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds and as such, it believes that any associated credit risk exposures are limited.

Risks and uncertainties

The Company operates in the resource exploration industry that is subject to significant risks and uncertainties, including financial, operational, technological, and other risks associated with operating a resource exploration business, including the potential risk of business failure.

Note 3:

Recent accounting pronouncements

In July 2006, the FASB issued FIN 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the recognition threshold and measurement of a tax position taken on a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. FIN 48 also requires expanded disclosure with respect to the uncertainty in income taxes. We are currently evaluating the requirements of FIN 48 and the impact this interpretation may have on our financial statements.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 which applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. The statement is effective for annual periods beginning after December 15, 2008.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted.

Stealth Resources Inc.

(An Exploration Stage Company)

Notes to Financial Statements

(Expressed in U.S. Dollars)

Note 4:

Mineral Property

Pursuant to a mineral property purchase agreement dated February 26, 2007, the Company acquired a 100% undivided right, title and interest in a mineral claim, located in the Alberni Mining Division of British Columbia, Canada for a cash payment of $5,129 and delivery of a geological report.  The Company has paid an additional $6,098 for a geological report.  Mineral property acquisition costs are capitalized when incurred.

Note 5:

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities are non-interest bearing, unsecured and have settlement dates within one year.

Note 6:

Common Stock

c.

Authorized - The total authorized capital is 75,000,000 common shares with a par value of $0.001.

d.

Issued and outstanding - The total issued and outstanding capital stock is Nil.

On February 8, 2007, 4,500,000 common shares of the Company were subscribed for cash proceeds of $4,500.

On February 21, 2007, 1,250,000 common shares of the Company were subscribed for cash proceeds of $5,000.

On March 19, 2007, 875,000 common shares of the Company were subscribed for cash proceeds of $17,500.

At February 29, 2008, there were no outstanding stock options or warrants.

Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the geologist recommended exploration work on the Monkey claim consisting of geochemical sampling and geologic mapping.  We estimate that the cost of this program will be approximately $34,020.

We commenced the initial phase of exploration in the spring of 2008 and anticipate that it will be completed by the fall of 2008, including the interpretation of all data collected.  As well, we anticipate spending an additional $15,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.  Total expenditures over the next 12 months are therefore expected to be approximately $50,000.

While we have enough funds to cover the anticipated exploration expenses associated with the first phase of the exploration program, we will require additional funding in order to proceed with additional exploration on the Monkey claim and to cover administrative expenses.  We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

Results of Operations For The Period From Inception Through February 29, 2008

We have not earned any revenues from our incorporation on January 10, 2007 to February 29, 2008.  We do not anticipate earning revenues unless we enter into commercial production on the Monkey claim, which is doubtful.  We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Monkey claim, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $9,109 for the period from our inception on January 10, 2007 to February 29, 2008. These operating expenses were comprised of legal and accounting fees of $7,500, general and administrative costs of $852 and a loss suffered on foreign currency exchange of $756.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Changes In And Disagreements With Accountants on Accounting and

Financial Disclosure

We have had no changes in or disagreements with our accountants.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age
Tyrone McClay	51

Executive Officers:

Name of Officer	Age	Office
Tyrone McClay	51	President, Secretary, Treasurer and Chief Executive Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Tyrone McClay has acted as our president, secretary, treasurer and chief executive officer and as a director since our incorporation on January 10, 2007.  Since February 2003, Mr. McClay has been a self-employed marketing consultant based in Vancouver, British Columbia, that provides administrative, communications and corporate development services to companies in the resource sector.

Mr. McClay does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. McClay intends to devote approximately 35% of his business time to our affairs.

Term of Office

Our director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our directors or officers.  We do not pay Mr. Tyrone McClay any amount for acting as director of the Company.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on January 10, 2007 to February 29, 2008 and the subsequent period to the date of this prospectus.

Annual Compensation

Name	Title	Year	Salary	Bonus	Other Comp.	Restricted Stock Awarded	Options/SARS (#)	LTP payouts ($)
Tyrone McClay	President CEO, Secretary, Treasurer & Director	2008 2007	$0 $0	0 0	0 0	0 0	0 0	$0 $0

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name of beneficial owner	Amount of beneficial ownership	Percent of class
Common stock	Tyrone McClay	4,500,000	67.92%
Common stock	All officers and directors as a group that consists of one person	4,500,000	67.92%

The percent of class is based on 6,625,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*

Any of our directors or officers;

*

Any person proposed as a nominee for election as a director;

*

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

*

Our promoter, Tyrone McClay;

*

Any member of the immediate family of any of the foregoing persons.

Disclosure of Commission Position of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position.  The director may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$4.55
Transfer Agent fees	$1,000.00
Accounting and auditing fees and expenses	$7,500.00
Legal fees and expenses	$1,500.00
Edgar filing fees	$1,000.00
Total	$11,004.55

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales Of Unregistered Securities

We completed an offering of 4,500,000 shares of our common stock at a price of $0.001 per share to our president, Tyrone McClay, on February 8, 2007.  The total amount received from this offering was $4,500.  These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 1,250,000 shares of our common stock at a price of $0.004 per share to a total of five purchasers on February 21, 2007.  The total amount received from this offering was $5,000.  These shares were issued pursuant to Regulation S of the Securities Act.  The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Krikor Yaghdjian	250,000
Glenn Eyre	250,000
J.M. Bruce	250,000
Martha Gautreau	250,000
Simon Yaghdjian	250,000

We completed an offering of 875,000 shares of our common stock at a price of $0.02 per share to a total of 25 purchasers on March 19, 2007.  The total amount received from this offering was $17,500.  We completed this offering pursuant to Regulation S of the Securities Act.  The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Rosa Loconte	50,000
Maria Verdicchio	50,000
Lynda Vallon	50,000
Cheng Wing Kit	50,000
Kenneth Wong	50,000
Shea Esselmont	50,000
Yvette Mueller	50,000
Barbra Mueller	50,000
Ryan Esselmont	50,000
Margaret Richardson	50,000
Leo Sweeney	25,000
Shane Reynolds	25,000
Lianne Given	25,000
Nat Green	25,000
Joy Paterson	25,000
Pheona Lui	25,000
Diana Abrams	25,000
Julie Simmons	25,000
Todd Esselmont	25,000
Damon Green	25,000
Mark Kruger	25,000
Randy Larson	25,000
Helen Zhao	25,000
Karin Tham	25,000
Simon Bird	25,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit Number	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal opinion with consent to use
10.1	Mineral property agreement dated February 26, 2007
23.1	Consent of De Joya Griffith & Company LLC
99.1	Location map

The undersigned registrant hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.

include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

c.

include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii)  any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv) any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Vancouver, Province of British Columbia on June 10, 2008.

Stealth Resources Inc.

By: /s/ Tyrone McClay

-------------------------------------

Tyrone McClay

President, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Tyrone McClay Tyrone McClay	President, Chief Executive Officer, Secretary, Treasurer, principal accounting officer, principal financial officer and Director	June 13 , 2008